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EXHIBIT 23.1


INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement of AmVestors Financial Corporation on Form S-8 of our report dated March 30, 1994 appearing in the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended December 31, 1993.


/s/ Deloitte & Touche
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Deloitte & Touche


Kansas City, Missouri
March 30, 1994

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